CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm under the captions "Financial Highlights in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 21, 2007, in the Registration Statement (Form N-1A) of the Keystone Mutual Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No.1 under the Securities Act of 1933 (Registration No. 333-133322).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 26, 2007